Exhibit 5.1

Laura A. Berezin

+1 650 843 5128

lberezin@cooley.com

October 15, 2019

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, CA 94158

Ladies and Gentlemen:

We have represented Vir Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to 15,602,292 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) up to 6,298,277 shares of Common Stock (the “2016 Plan Shares”) issuable pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), (ii) up to 8,024,015 shares of Common Stock (the “2019 Plan Shares”) that may be issuable pursuant to the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), and (iii) up to 1,280,000 shares of Common Stock (together with the 2016 Plan Shares and the 2019 Plan Shares, the “Plan Shares”) issuable pursuant to the Company’s 2019 Employee Stock Purchase Plan (together with the 2016 Plan and the 2019 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and related prospectuses, (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (iii) forms of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (No. 333-233604) (the “S-1 Registration Statement”), which is to be in effect immediately following the closing of the offering contemplated by the S-1 Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the S-1 Registration Statement, which are to be in effect immediately prior to the closing of the offering contemplated by the S-1 Registration Statement, (iv) the Plans, and (v) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have undertaken no independent verification with respect to such matters.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents, by all persons other than by the Company, where due execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and related prospectuses, will be validly issued, fully paid and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Cooley LLP  3175 Hanover Street  Palo Alto, CA  94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com

Vir Biotechnology, Inc.

October 15, 2019

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Laura A. Berezin
Laura A. Berezin

Cooley LLP  3175 Hanover Street  Palo Alto, CA  94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com